                                                                      EXHIBIT 21
                                                                      ----------

                 OPINION RESEARCH CORPORATION AND SUBSIDIARIES
                  EXHIBIT (21) SUBSIDIARIES OF THE REGISTRANT

NAME OF INCORPORATION                             STATE OR
OR ORGANIZATION                              OTHER JURISDICTION          DATE OF INCORPORATION
---------------------                        ------------------          ---------------------
Gordon Simmons Research
 Group, Ltd                                        England               July 29, 1969

Strategic Research and
  Consulting, Inc.                                 Ohio                  September 24, 1985

ORC, Inc.                                          Delaware              December 16, 1991

European Information Centre, Ltd.                  England               December 20, 1991

CORPerceptions, L.L.C.                             New Jersey            November 4, 1994

Quality Expectations, Inc.                         Illinois              November 6, 1991

GSR/SIA, Limited                                   England               October 2, 1996

ORC Holdings, Limited                              England               July 17, 1996